Exhibit 52

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of China Cord Blood Corporation, a Cayman Islands company, and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

Dated: April 10, 2017

GOLDEN MEDITECH STEM CELLS (BVI) COMPANY LIMITED

	By:	/s/ Yuen Kam
Name: Yuen Kam
Title: Director

GOLDEN MEDITECH HOLDINGS LIMITED

	By:	/s/ Yuen Kam
Name: Yuen Kam
Title: Chairman and Chief Executive Officer

BIO GARDEN INC.

	By:	/s/ Yuen Kam
Name: Yuen Kam
Title: Director

MAGNUM OPUS 3 INTERNATIONAL HOLDINGS LIMITED

	By:	/s/ Yuen Kam
Name: Yuen Kam
Title: Director

YUEN KAM

/s/ Yuen Kam